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                                                                     EXHIBIT 3.1

                          AMENDED AND RESTATED CHARTER

                                       OF

                                KIRKLAND'S, INC.

            This Amended and Restated Charter of Kirkland's, Inc. (the "Corporation") shall be effective upon filing with the Tennessee Secretary of State (the "Effective Time"(1)). The undersigned corporation hereby adopts the following amended and restated charter pursuant to Section 48-20-107 of the Tennessee Business Corporation Act:

      1. Name. The name of the Corporation is Kirkland's, Inc.

      2. Registered Office and Agent. The Corporation's registered office is located at 805 North Parkway, Jackson, Madison County, Tennessee 38305. The Corporation's registered agent at that office is Robert Alderson.

      3. Principal Office. The principal office of the Corporation is located at 805 North Parkway, Jackson, Madison County, Tennessee 38305.

      4. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Million Three Hundred Seventy-Five Thousand (5,375,000), of which Five Hundred Thousand (500,000) shares shall constitute a separate class of shares known as Common Stock, which shall be without par value (the "Common Stock"), and the remaining Four Million Eight Hundred Seventy-Five Thousand (4,875,000) shares shall constitute a single class of shares known as Preferred Stock (the "Preferred Stock"). The Corporation is authorized to issue (i) Five Hundred Thousand (500,000) shares designated as Common Stock, which shall be without par value (the "Common Stock"), (ii) Three Million One Hundred Thousand (3,100,000) shares designated as a series of Preferred Stock referred to as Class A Preferred Stock, which shall be without par value (the "Class A Preferred Stock"), (iii) One Million One Hundred Thousand (1,100,000) shares designated as a series of Preferred Stock referred to as Class B Preferred Stock, which shall be without par value (the "Class B Preferred Stock"), and (iv) Six Hundred Thousand (600,000) shares designated as a series of Preferred Stock referred to as Class C Preferred Stock, which shall be without par value (the "Class C Preferred Stock"), and (v) Seventy-Five Thousand (75,000) shares designated as a series of Preferred Stock referred to as Class D Preferred Stock, which shall be without par value (the "Class D Preferred Stock").

      5. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 5 shall have, for all purposes of this Amended and Restated Charter the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

            "Anticipated Effective Date" has the meaning set forth in Section
7.6.


(1)      Editor's note: The "Effective Time" was August 8, 2000.


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            "Board of Directors" means the Board of Directors of the Corporation or any authorized committee of the Board of Directors, as the same may be constituted from time to time.

            "Class A Excess Dividend Amount" has the meaning set forth in
Section 7.3.2.

            "Class A Liquidation Preference" has the meaning set forth in
Section 7.3.1.

            "Class A Preferred Stock" means the Class A Preferred Stock, no par value per share, designated as "Class A Preferred Stock" in the Charter.

            "Class A Preferred Stock Stated Value" means $13.58859 per share.

            "Class A Redemption Price" has the meaning set forth in Section
7.5.1.

            "Class B Excess Dividend Amount" has the meaning set forth in
Section 8.3.2.

            "Class B Liquidation Preference" has the meaning set forth in
Section 8.3.1.

            "Class B Preferred Stock" means the Class B Preferred Stock, no par value per share, designated as "Class B Preferred Stock" in the Charter.

            "Class B Preferred Stock Stated Value" means $13.58859 per share.

            "Class B Redemption Price" has the meaning set forth in Section
8.5.1.

            "Class C Liquidation Preference" has the meaning set forth in
Section 9.3.1.

            "Class C Preferred Stock" means the Class C Preferred Stock, no par value per share, designated as "Class C Preferred Stock" in the Charter.

            "Class C Preferred Stock Stated Value" means $30.63556 per share.

            "Class C Redemption Event" has the meaning set forth in Section
9.5.2.

            "Class C Redemption Price" has the meaning set forth in Section
9.5.3.

            "Class D Liquidation Preference" has the meaning set forth in
Section 10.3.1 hereof.

            "Class D Preferred Stock" means the Corporation's Class D Preferred Stock, no par value per share, as the same may be amended or modified from time to time.

            "Class D Preferred Stock Stated Value" means $450.00 per share.

            "Class D Redemption Price" has the meaning set forth in Section
10.5.1 hereof.


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            "Common Stock" means the Common Stock, no par value per share, of the Corporation.

            "Conversion Date" has the meaning set forth in Section 7.6. hereof.

            "Conversion Price" means the offering price per share at which the Common Stock of the Corporation is first offered to the public in the Qualified Public Offering.

            "Corporation" means Kirkland's, Inc.

            "Event of Conversion" has the meaning set forth in Section 7.6.

            "Issue Date" means the first date on which any shares of Class D Preferred Stock are issued by the Corporation.

            "Liquidation" means any sale, merger, consolidation, dissolution, liquidation or winding up of the Corporation, voluntary or involuntary.

            "Liquidity Event" means

                        (A) a sale of all or a majority in value of the assets of the Corporation and its consolidated subsidiaries, taken as a whole.

                        (B) the acquisition of more than fifty percent (50%) of the outstanding shares of Common Stock of the Corporation, by a person or group of persons acting in concert, who are not shareholders of the Corporation at the Effective Time, other than transfers to an Affiliate or to a Permitted Transferee (as such terms are defined in the shareholders agreement in effect as of the Effective Time, between the Corporation and the shareholders thereof) if such transfers are permitted without restriction pursuant to the terms of such shareholders agreement;

                        (C) a Qualified Public Offering; or

                        (D) a refinancing after the Effective Time of the indebtedness of the Corporation for borrowed money existing as of the Effective Time, in connection with which the Corporation repurchase or redeem any capital stock for value.

            "Notes" has the meaning set forth in Section 7.2.1 hereof.

            "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company or partnership, joint-stock company, trust, unincorporated organization or any government, or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

            "Past Due Interest" has the meaning set forth in Section 7.2.1 hereof.


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            "Qualified Public Offering" means a sale of shares of the Common
Stock of the Corporation in a registered underwritten public offering resulting in gross proceeds to the Corporation of at least Thirty Million Dollars ($30,000,000).

            "Redemption Allowance Date" has the meaning set forth in Section
7.5.1 hereof.

            6. Common Stock. The express terms and conditions of the shares classified and designated as Common Stock are as follows:

            6.1. Voting Rights of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, upon each question or matter submitted generally to the holders of the Common Stock of the Corporation and shall have all voting rights accorded to holders of Common Stock pursuant to the Tennessee Business Corporation Act.

            6.2. Liquidation. On Liquidation, and after payment to the holders of shares of Preferred Stock as provided below, the remaining assets and funds of the Corporation, if any, shall be distributed and paid over to the holders of Common Stock, pro rata according to their respective shares.

      7. Class A Preferred Stock. The express terms and conditions of the shares classified and designated as Class A Preferred Stock, no par value, of the Corporation (the "Class A Preferred Stock") are as follows:

            7.1. Designation and Number of Shares of Class A Preferred Stock. The designation of the series of preferred stock in this Section 7 is Class A Preferred Stock and the number of shares of such series is 3,100,000 shares having a stated value per share equal to $13.58859 (the "Class A Preferred Stock Stated Value"). The Class A Preferred Stock shall rank pari passu with the Class B Preferred Stock (except as provided in Section 7.3 and Section 8.3) and senior with respect to payment of dividends, distributions, redemptions and distributions upon Liquidation to all other shares of capital stock of the Corporation except the Class C Preferred Stock and the Class D Preferred Stock.

            7.2. Dividends with Respect to Class A Preferred Stock.

                  7.2.1. In each year, the holder of each share of Class A Preferred Stock shall be entitled to receive, subject to the rights of the holders of Class D Preferred Stock, preferential, cumulative dividends in cash, which dividends shall be cumulative and shall accrue from the date upon which the Class A Preferred Stock was issued, in an amount equal to eight percent (8%) of the Class A Preferred Stock Stated Value per share per year, provided, that from and after June 12, 1999, dividends shall accrue in an amount equal to ten (10%) of the Class A Preferred Stock Stated Value per share per year, provided further that dividends shall accrue in an amount equal to four percent (4%) per annum of the Class A Preferred Stock Stated Value per share per year from the period from June 30, 2001 until such time as the Company has paid on the promissory notes (the "Notes") issued in connection with that Senior Subordinated Note and Warrant Purchase Agreement dated as of June 12, 1996, as amended, all interest that had accrued and was not paid as of June 19, 2001, in the amount of Three Million Seventy-Two Thousand


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Five Hundred Nine Dollars ($3,072,509), plus all additional interest accrued under the Notes after June 19, 2001 that is not paid when due (collectively, "Past Due Interest"). Dividends shall accrue daily whether or not declared and whether or not funds are legally available therefor. If such dividends are not paid within ninety (90) days after the end of the Corporation's fiscal quarter, such dividends shall accrue additional dividends from the last day of such fiscal quarter at the same rate per annum. Dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends, (ii) the payment of such dividend would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) the payment of such dividend would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                  7.2.2. If, in any dividend period or periods, full dividends (whether past or current) upon the outstanding Class A Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the Class A Preferred Stock through the payment date for such dividends are declared and paid on each share of Class A Preferred Stock, no dividends shall be declared or paid or set apart for payment upon any Common Stock or class or series of the Corporation's capital stock authorized, created or designated after the Effective Time which does not expressly provide that it ranks senior to or on a parity with the Class A Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation, nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such stock. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then outstanding Class A Preferred Stock, the aggregate payment to all holders of Class A Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Class A Preferred Stock.

                  7.2.3. Holders of the Class A Preferred Stock shall not, solely as a result of such holders' ownership of such Class A Preferred Stock, be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class.

                  7.2.4. No dividend shall be paid upon shares of Class A Preferred Stock unless like dividends are simultaneously paid on shares of Class B Preferred Stock.

            7.3. Liquidation Preference with Respect to Class A Preferred Stock.

                  7.3.1. Following any Liquidation, no distribution of any of the assets of the Corporation shall be made to the holders of (i) Common Stock,
(ii) any class or series of the Corporation's capital stock authorized, created or designated after the Effective Time which does not expressly provide that it ranks senior to or on a parity with the Class A Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation, or (iii) Class B Preferred Stock by reason of their ownership thereof unless and until the holders of Class A Preferred Stock shall have received out of the assets of the Corporation legally available for distributions to its shareholders, an amount per share equal to the sum of the Class A Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, to the date of payment, less the Class A Excess Dividend Amount (hereinafter defined) (the "Class A


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Liquidation Preference") for each share of Class A Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class A Preferred Stock, the full amount of the Class A Liquidation Preference, the holders of shares of Class A Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class A Preferred Stock holders after any distribution of the Class D Liquidation Preference to the holders of Class D Preferred Stock pursuant to Section 10.3 and distribution of the Class C Liquidation Preference to the holders of the Class C Preferred Stock pursuant to Section 9.3.

                  7.3.2. In the event of any Liquidation, after payment of the Class D Liquidation Preference, the Class C Liquidation Preference, Class A Liquidation Preference and the Class B Liquidation Preference (hereinafter defined), the holders of the Class A Preferred Stock shall be entitled to receive pari passu with the amounts payable to holders of Class B Preferred Stock pursuant to Section 8.3.2, an amount equal to all accrued and unpaid dividends, if any, to the date of payment owing on the Class A Preferred Stock other than accrued and unpaid dividends that would be owing thereon if all dividends accrued on the Class A Preferred Stock at the rate of eight percent (8%) per annum (the "Class A Excess Dividend Amount").

                  7.3.3. In the event of any Liquidation, after payment shall have been made to the holders of shares of Class A Preferred Stock of the amounts described in Section 7.3.1 and Section 7.3.2, the holders of shares of Class A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                  7.3.4. The sale or other disposition (other than by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation (or its shareholders)) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

            7.4. Voting Rights with Respect to Class A Preferred Stock. The Class A Preferred Stock shall have the right to vote on all matters as to which holders of the Common Stock shall be entitled to vote (at the rate of one vote per share), in the same manner and with the same effect as such holders of the Common Stock, voting together with the holders of Common Stock, Class B Preferred Stock and Class D Preferred Stock as one voting group. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class A Preferred Stock as a separate class, the Corporation shall not, after the Effective Time,

                  7.4.1. in any manner authorize, create or issue (x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Class A Preferred Stock or (B) in any manner adversely affects the holders of the Class A Preferred Stock, or (y) any additional shares of capital stock or any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of capital stock having any priority over or parity with or otherwise adversely affecting the holders of the Class A Preferred Stock;


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                  7.4.2. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class A Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class A Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value or Class A Preferred Stock Stated Value of the shares of the Class A Preferred Stock; or

                  7.4.3. reclassify the shares of any (a) Common Stock, (b) class or series of the Corporation's capital stock authorized, created or designated after the Effective Time or (c) Class B Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class A Preferred Stock or (B) which in any manner adversely affects the holders of the Class A Preferred Stock.

            7.5. Redemptions with Respect to Class A Preferred Stock.

                  7.5.1. At any time and from time to time after (or simultaneously with) the completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to Section 10.5 and after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to Section 9.5, and after the earlier to occur of (i) the closing of a Liquidity Event, (ii) June 12, 2004, and (iii) the full payment and discharge of the senior subordinated indebtedness of the Corporation in the initial principal amount of Twenty Million Dollars ($20,000,000) (the earlier of such dates being herein the "Redemption Allowance Date"), at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice of such a redemption to be effected on or after the Redemption Allowance Date, the Corporation may redeem all or any portion of the Class A Preferred Stock then outstanding; provided, however, that (x) any redemption of less than all of the shares of Class A Preferred Stock shall be divided ratably and equally among the then extant holders of Class A Preferred Stock and (y) no shares of Class A Preferred Stock shall be redeemed pursuant to this Section
7.5.1 unless a pro rata number (based on aggregate stated values) of Class B Preferred shares shall be redeemed pursuant to Section 8.5.1. For each share of Class A Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 7.5.1, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to Class A Preferred Stock Stated Value plus all accrued and unpaid dividends with respect to such share to the date of payment (the "Class A Redemption Price").

                  7.5.2. After (or simultaneously with) the completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to Section
10.5 and after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to Section 9.5, at any time and from time to time after June 12, 2004, at the option of a holder of the Class A Preferred Stock and upon thirty (30) days prior delivery of written notice by the holder to the Corporation of redemption to be effected on or after such date, such holder may require the Corporation to redeem all or any portion of the Class A Preferred Stock held by such holder. For each share of Class A Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 8.5.2, the Corporation


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shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class A Preferred Stock Redemption Price.

                  7.5.3. If the funds of the Corporation legally available for redemption pursuant to Section 7.5.2 and Section 8.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to Section 7.5.2 and Section 8.5.2, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class A Preferred Stock and Class B Preferred Stock, in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time thereafter, until all shares of Class A Preferred Stock and Class B Preferred Stock which the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class A Preferred Stock and Class B Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class A Preferred Stock and Class B Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Class A Preferred Stock and Class B Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem. Notwithstanding the foregoing, in connection with any Liquidation, any redemption payments owing to holders of Class A Preferred Stock shall be paid in full (up to the Class A Liquidation Preference) before payments shall be made to holders of Class B Preferred Stock pursuant to Section 9.5.

                  7.5.4. Notwithstanding the fact that a written notice of redemption is given, all rights of the redeeming holder with respect to shares of Class A Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class A Preferred Stock Redemption Price therefor is paid (such payment being a continuing obligation of the Corporation).

                  7.5.5. At any time after notice of redemption pursuant to
Section 7.1 or Section 7.2 hereof shall have been mailed and before the redemption date specified therein, the Corporation may deposit for the pro rata benefit of the holders of the shares of Class A Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Class A Redemption Price. Any interest accrued on funds so deposited pursuant to this Section 7.5.5 shall be paid from time to time to the Corporation for its own account. Upon the deposit of funds pursuant to this Section 7.5.5 in respect of shares of Class A Preferred Stock called for


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redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Class A Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Class A Redemption Price therefor, without interest.

                  7.5.6. When shares are redeemed pursuant to this Section 7, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the Corporation legally available for such redemption, (ii) such redemption would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) such redemption would not violate the terms of any management or shareholder agreement to which the Corporation is party.

            7.6. Conversion Rights. Upon the occurrence of the closing of a Qualified Public Offering, provided that, prior to such closing: (a) at least thirty (30) days prior to the date which the Board of Directors estimates in good faith to be the likely effective date of the registration of a Qualified Public Offering (the "Anticipated Effective Date"), the Board of Directors shall have provided to all of the holders of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock notice of an anticipated Qualified Public Offering, which notice shall include the Anticipated Effective Date and the anticipated offering price per share of Common Stock at which the Common Stock will be first offered to the public in the Qualified Public Offering and
(b) at least twenty (20) days prior to the Anticipated Effective Date, the holders of the Class A Preferred Stock, holders of Class B Preferred Stock and holders of Class D Preferred Stock, together representing at least sixty percent (60%) of the aggregate outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock shall have elected to convert all of the issued and outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock (other than those shares being redeemed pursuant to Section 7.5.1, Section 8.5.1, and Section 10.5.1, respectively) into shares of Common Stock, then in such event (an "Event of Conversion") each and every share of Class A Preferred Stock then outstanding (other than those shares being redeemed pursuant to Section 7.5.1), by virtue of, and simultaneously with the occurrence of the Event of Conversion and without any additional action on the part of the holder thereof, be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as is equal to (x) the sum of (A) the Class A Preferred Stock Stated Value plus (B) all accrued but unpaid dividends, if any, payable with respect to such shares of Class A Preferred Stock up to and including the date upon which the Qualified Public Offering is closed (the "Conversion Date") divided by (y) the Conversion Price.

                  7.6.1. Conversion shall be deemed to have been effected with respect to conversion under Section 7.6 on the Conversion Date. Simultaneous with the conversion being effected, the shares of Class A Preferred Stock so converted shall no longer be deemed outstanding, shall be canceled and shall not be subject to reissuance by the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to the record locations of each of the holders (or upon the written order of a holder, at the place designated by such holder), a certificate or certificates for the number of full shares of Common Stock to which each respective holder is entitled and a check or cash in respect of any fractional interest in a share of


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Common Stock, as provided in Section 7.6.3, payable with respect to the shares of Class A Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                  7.6.2. No fractional shares of Common Stock shall be issued upon conversion of shares of Class A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Conversion Price of a share of Class A Preferred Stock multiplied by such fractional interest. Holders of fractional interests shall not be entitled to dividends in respect of such fractional interests and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                  7.6.3. The Corporation shall pay all documentary, stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class A Preferred Stock in respect of which such shares are being issued.

                  7.6.4. The holders of the Class A Preferred Stock, the holders of the Class B Preferred Stock, and the holders of the Class D Preferred Stock by vote of sixty percent (60%) of the aggregate outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock, voting together as a single voting group, shall have the right to amend the Corporation's Charter for the sole purpose of authorizing sufficient additional shares of Common Stock to effect the conversions under this Section 7.6 and
Section 8.6, and Section 10.6. The additional shares, when so authorized, shall be reserved by the Corporation for the purpose of effecting such conversions and shall be free of preemptive rights.

                  7.6.5. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

      8. Class B Preferred Stock. The express terms and conditions of the shares classified and designated as Class B Preferred Stock, no par value, of the Corporation are as follows:

            8.1. Designation and Number of Shares of Class B Preferred Stock. The designation of the series of Preferred Stock set forth in this Section 8 is Class B Preferred Stock and the number of shares of such series is 1,100,000 shares having a stated value per share equal to $13.58859 (the "Class B Preferred Stock Stated Value"). The Class B Preferred Stock shall rank pari passu with the Class A Preferred Stock (except as provided in Section 7.3 and Section

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8.3 hereof) and senior with respect to payment of dividends, distributions, redemptions and distributions upon Liquidation, to all other shares of the capital stock of the Corporation except the Class C Preferred Stock and the Class D Preferred Stock.

            8.2. Dividends with respect to Class B Preferred Stock.

                  8.2.1. In each year, the holder of each share of Class B Preferred Stock shall be entitled to receive subject to the rights of the holders of Class D Preferred Stock, preferential, cumulative dividends in cash, which dividends shall be cumulative and shall accrue from the date upon which the Class B Preferred Stock was issued, in an amount equal to eight percent (8%) of the Class B Preferred Stock Stated Value per share per year, provided, however, that from and after June 12, 1999, dividends shall accrue in an amount equal to ten percent (10%) per annum of the Class B Preferred Stock Stated Value. Dividends shall accrue daily whether or not declared and whether or not funds are legally available therefor. If such dividends are not paid within ninety (90) days after the end of each of the Corporation's fiscal quarters, such dividends shall accrue additional dividends from the last day of such fiscal quarter at the same rate per annum. Dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends, (ii) the payment of such dividend would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) the payment of such dividend would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                  8.2.2. If, in any dividend period or periods, full dividends (whether past or current) upon the outstanding Class B Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the Class B Preferred Stock through the payment date for such dividends are declared and paid on each share of Class B Preferred Stock, no dividends shall be declared or paid or set apart for payment upon any Common Stock or class or series of the Corporation's capital stock authorized, created or designated after the Effective Time which does not expressly provide that it ranks senior to or on a parity with the Class B Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation, nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such stock. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then outstanding Class B Preferred Stock, the aggregate payment to all holders of Class B Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Class B Preferred Stock.

                  8.2.3. Holders of the Class B Preferred Stock shall not, solely as a result of such holders' ownership of such Class B Preferred Stock, be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class.

                  8.2.4. No dividend shall be paid upon shares of Class B Preferred Stock unless like dividends are simultaneously paid on shares of Class A Preferred Stock.

      8.3. Liquidation Preference with Respect to Class B Preferred Stock.

                  8.3.1. Following any Liquidation, no distribution of any of the assets of the Corporation shall be made to the holders of (i) Common Stock or (ii) any class or series of the Corporation's capital stock authorized, created or designated after the Effective Time which does not expressly provide that it ranks senior to or on a parity with the Class B Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation by reason of their ownership thereof unless and until the holders of Class B Preferred Stock shall have received out of the assets of the Corporation legally available for distributions to its shareholders, an amount per share equal to the sum of the Class B Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, to the date of payment, less the Class B Excess Dividend Amount (hereinafter defined) (the "Class B Liquidation Preference") for each share of Class B Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class B Preferred Stock the full amount of the Class B Liquidation Preference, the holders of shares of Class B Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class B Preferred Stock holders after distribution of the Class D Liquidation Preference to the holders of Class D Preferred Stock pursuant to Section 10.3, distribution of the Class C Liquidation Preference to the holders of the Class C Preferred Stock pursuant to Section 9.3, and distribution of the Class A Liquidation Preference to the holders of the Class A Preferred Stock pursuant to Section 7.3.

                  8.3.2. In the event of any Liquidation, after payment of the Class D Liquidation Preference, the Class C Liquidation Preference, the Class A Liquidation Preference and the Class B Liquidation Preference, the holders of the Class B Preferred Stock shall be entitled to receive, pari passu with the amounts payable to holders of Class A Preferred Stock pursuant to Section 7.3.2, an amount equal to all accrued and unpaid dividends, if any, to the date of payment owing on the Class B Preferred Stock other than accrued and unpaid dividends that would be owing thereon if all dividends accrued on the Class B Preferred Stock at the rate of eight percent (8%) per annum (the "Class B Excess Dividend Amount").

                  8.3.3. In the event of any Liquidation, after payment shall have been made to the holders of shares of Class B Preferred Stock of the amounts described in Section 8.3.1 or Section 8.3.2, the holders of shares of Class B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                  8.3.4. The sale or other disposition (other than by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation or its shareholders)) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

            8.4. Voting Rights with Respect to Class B Preferred Stock. The Class B Preferred Stock shall have the right to vote on all matters as to which holders of the Common Stock shall be entitled to vote (at the rate of one vote per share), in the same manner and with the same effect as such holders of the Common Stock, voting together with the holders of Common Stock, Class A Preferred Stock and Class D Preferred Stock as one voting group. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class B Preferred Stock as a separate class, the Corporation shall not, after the Effective Time,

                  8.4.1. In any manner authorize, create or issue (x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Class B Preferred Stock or (B) in any manner adversely affects the holders of the Class B Preferred Stock, or (y) any additional shares of Class A Preferred Stock, Class C Preferred Stock , Class D Preferred Stock or any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or parity with or so adversely affecting the holders of the Class B Preferred Stock;

                  8.4.2. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class B Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class B Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value or Class B Preferred Stock Stated Value of the shares of the Class B Preferred Stock; or

                  8.4.3. reclassify the shares of any (a) Common Stock, (b) class or series of the Corporation's capital stock authorized, created or designated after the Effective Time or (c) Class A Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class B Preferred Stock or (B) which in any manner adversely affects the holders of the Class B Preferred Stock.

            8.5. Redemptions with Respect to Class B Preferred Stock.

                  8.5.1. At any time and from time to time after (or simultaneously with) the completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to Section 10.5 and after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to Section 9.5 and after the Redemption Allowance Date, at the option of the Corporation and upon the Corporation's delivery of thirty
(30) days prior written notice of such a redemption to be effected on or after the Redemption Allowance Date, the Corporation may redeem all or any portion of the Class B Preferred Stock then outstanding; provided, however, that (x) any redemption of less than all of the shares of Class B Preferred Stock shall be divided ratably and equally among the then extant holders of Class B Preferred Stock and (y) no shares of Class B Preferred Stock shall be redeemed pursuant to this Section 8.5.1 unless a pro rata number (based on aggregate stated values) of Class A Preferred Stock shall be redeemed pursuant to Section 7.5.1. For each share of Class B Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 8.5.1, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class B Preferred Stock Stated Value plus all accrued and unpaid dividends with respect to such share to the date of payment (the "Class B Redemption Price").

                  8.5.2. After (or simultaneously with) the completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to Section
10.5 and after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to Section 9.5, at any time and from time to time after June 12, 2004, at the option of a holder of the Class B Preferred Stock and upon thirty (30) days prior delivery of a written notice by the holder to the Corporation of redemption to be effected on or after such date, such holder may require the Corporation to redeem all or any portion of the Class B Preferred Stock held by such holder. For each share of Class B Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant, to this Section 9.5.2, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class B Preferred Stock Redemption Price.

                  8.5.3. If the funds of the Corporation legally available for redemption pursuant to Section 8.5.2 and Section 7.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to Section 8.5.2 and Section 7.5.2, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class A Preferred Stock and Class B Preferred Stock in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to the thereafter, until all shares the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class A Preferred Stock and Class B Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof), which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class A Preferred Stock and Class B Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Class A Preferred Stock and Class B Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem. Notwithstanding the foregoing, in connection with any Liquidation, any redemption payments owing to holders of Class A Preferred Stock shall be paid in full (up to the Class A Liquidation Preference) before payments shall be made to holders of Class B Preferred Stock pursuant to this Section 8.5.

                  8.5.4. Notwithstanding the fact that a written notice of redemption is given, all rights of the redeeming holder with respect to shares of Class B Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class B Preferred Stock Redemption Price therefor is paid (such payment being a continuing obligation of the Corporation).

                  8.5.5. At any time after notice of redemption pursuant to
Section 8.1 or Section 8.2 hereof shall have been mailed and before the redemption date specified therein, the Corporation may deposit for the pro rata benefit of the holders of the shares of Class B Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Class B Redemption Price. Any interest accrued on funds so deposited pursuant to this Section 8.5.5 shall be paid from time to time to the Corporation for its own account. Upon the deposit of funds pursuant to this Section 8.5.5 in respect of shares of Class B Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Class B Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Class B Redemption Price therefor, without interest.

                  8.5.6. When shares are redeemed pursuant to this Section 8, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the Corporation legally available for such redemption, (ii) such redemption would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) such redemption would not violate the terms of any management or shareholder agreement to which the Corporation is party.

            8.6. Conversion Rights. Upon the occurrence of an Event of Conversion, each and every share of Class B Preferred Stock then outstanding (other than those shares being redeemed pursuant to Section 8.5.1), by virtue of, and simultaneously with the occurrence of the Event of Conversion and without any additional action on the part of the holder thereof, be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as is equal to (x) the sum of (A) the Class B Preferred Stock Stated Value plus (B) accrued but unpaid dividends, if any, payable with respect to such shares of Class B Preferred Stock up to and including the Conversion Date divided by (y) the Conversion Price.

                  8.6.1. Conversion shall be deemed to have been effected with respect to conversion under Section 8.6 on the Conversion Date. Simultaneous with the conversion being effected, the shares of Class B Preferred Stock so converted shall no longer be deemed outstanding, shall be canceled and shall not be subject to reissuance by the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to the record locations of each of the holders (or upon the written order of a holder, at the place designated by such holder), a certificate or certificates for the number of full shares of Common Stock to which each respective holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 8.6.3, payable with respect to the shares of Class B Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                  8.6.2. No fractional shares of Common Stock shall be issued upon conversion of shares of Class B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Conversion Price of a share of Class B Preferred Stock multiplied by such fractional interest. Holders of fractional interests shall not be entitled to dividends in respect of such fractional interests, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                  8.6.3. The Corporation shall pay all documentary, stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class B Preferred Stock in respect of which such shares are being issued.

                  8.6.4. The holders of the Class A Preferred Stock and the holders of the Class B Preferred Stock, by vote of sixty percent (60%) of the aggregate outstanding shares of Class A Preferred Stock and Class B Preferred Stock, voting together as a single voting group, shall have the right to amend the Corporation's Charter for the sole purpose of authorizing sufficient additional shares of Common Stock to effect the conversions under this Section
8.6 and Section 8.6. The additional shares, when so authorized, shall be reserved by the Corporation for the purpose of effecting such conversions and shall be free of preemptive rights.

                  8.6.5. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

      9. Class C Preferred Stock. The express terms and conditions of the shares classified and designated as Class C Preferred Stock, no par value, of the Corporation are as follows:

            9.1. Designation and Number Preferred Stock. The designation of the series of preferred stock in this Section 9 is Class C Preferred Stock (hereinafter called "Class C Preferred Stock") and the number of shares of such series is 600,000 shares having a stated value per share equal to $30.63556 (the "Class C Preferred Stock Stated Value"). The Class C Preferred Stock shall rank senior with respect to payment of dividends, distributions, redemptions and distributions upon Liquidation to all other shares of the capital stock of the Corporation except the Class D Preferred Stock.

            9.2. Dividends with Respect Class C Preferred Stock. Except as provided herein, the holders of shares of Class C Preferred Stock shall not be entitled to receive dividends with respect to their shares of Class C Preferred Stock nor shall they be entitled to participate in any dividends (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class solely as a result of their ownership of such Class C Preferred Stock.

            9.3. Liquidation Preference with Respect to Class C Preferred Stock.

                  9.3.1. Following any Liquidation, no distribution of any of the assets of the Corporation shall be made to the holders of (i) Common Stock
(ii) any class or series of the Corporation's capital stock authorized, created or designated after the Effective Time which does not expressly provide that it ranks senior to or on a parity with the Class C Preferred Stock as to the payment of dividends, distributions, redemptions, or distributions upon Liquidation, (iii) Class A Preferred Stock, or (iv) Class B Preferred Stock by reason of their ownership thereof unless and until the holders of Class C Preferred Stock shall have received out of the assets of the Corporation legally available for distributions to its shareholders, an amount per share equal to the sum of the Class C Preferred Stock Stated Value to the date of payment (the "Class C Liquidation Preference") for each share of Class C Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class C Preferred Stock the full amount of the Class C Liquidation Preference, the holders of shares of Class C Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class C Preferred Stock holders and after any distribution of the Class D Liquidation Preference to holders of Class D Preferred Stock pursuant to Section 10.3.

                  9.3.2. In the event of any Liquidation, after payment of the Class D Liquidation Preference and after payment shall have been made to the holders of shares of Class C Preferred Stock of the amounts described in Section 9.3.1, the holders of shares of Class C Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                  9.3.3. The sale or other disposition (other than by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation or its shareholders)) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

            9.4. Voting Rights with Respect to Class C Preferred Stock. The Class C Preferred shall not have any voting rights except as set forth in this
Section 9.4. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class C Preferred Stock as a separate class, the Corporation shall not, after the Effective Time,

                  9.4.1. in any manner authorize, create or issue (x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Class C Preferred Stock or (B) in any manner adversely affects the holders of the Class C Preferred Stock, or (y) any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or parity with or so adversely affecting the holders of the Class C Preferred Stock;

                  9.4.2. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class C Preferred

Stock, including without limitation, by increasing or decreasing the number of shares of the Class C Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value of the shares of the Class C Preferred Stock; or

                  9.4.3. reclassify any shares of capital stock of the Corporation into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class C Preferred Stock or (B) which in any manner adversely affects the holders of the Class C Preferred Stock.

            9.5. Redemption with Respect to Class C Preferred Stock.

                  9.5.1. At any time and from time to time after the Effective Time and after (or simultaneously with) the completion of the redemption of all of the outstanding Class D Preferred Stock pursuant to Section 10.5, at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice, the Corporation may redeem all or any portion of the Class C Preferred Stock then outstanding; provided, however, that any redemption of less than all of the shares of Class C Preferred Stock shall be divided ratably and equally among the then extant holders of Class C Preferred Stock.

                  9.5.2. The Class C Preferred Stock shall be mandatorily redeemable in whole upon the Redemption Allowance Date (the "Class C Redemption Event"). In the event that the Corporation is prevented from redeeming the Class C Preferred Stock when required in accordance with the foregoing sentence, whether by contract or law, dividends will accrue and cumulate thereon at an annual rate of nine percent (9%) from the date payment is due as a result of such Class C Redemption Event pursuant to Section 9.5.3, until the redemption occurs.

                  9.5.3. For each share of Class C Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this
Section 9.5, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class C Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, with respect to such share to the date of payment (the "Class C Redemption Price"), on (i) in the case of a redemption at the option of the Corporation, the last day of any fiscal quarter if, during the quarter then ending, a written notice of redemption shall have been delivered by the Corporation to the holder more than thirty (30) days prior to such last day or thirty (30) or fewer days prior to the end of the immediately preceding fiscal quarter, or (ii) for purposes of the mandatory redemption described in Section 9.5.2, the earlier to occur of (A) a date set by the Corporation in the redemption notice which is within thirty
(30) days after June 12, 2004 or (B) upon the closing of a Liquidity Event.

                  9.5.4. If the funds of the Corporation legally available for redemption pursuant to Section 9.5.1 or Section 9.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to
Section 9.5.1 or Section 9.5.2, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class C Preferred Stock in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time there after, until all shares of Class C Preferred Stock which the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class C Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class C Preferred Stock which the Corporation is the obligated to redeem in proportion to the number of shares of Class C Preferred Stock which are held by them and which the Corporation shall be obligated to redeem.

                  9.5.5. Notwithstanding the fact that a written notice of redemption is given, all rights of the redeeming holder with respect to shares of Class C Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class C Preferred Stock Redemption Price therefor is paid (it being understood that such payment shall be a continuing obligation of the Corporation).

                  9.5.6. At any time after notice of redemption pursuant to
Section 9.1 or Section 9.2 hereof shall have been mailed and before the redemption date specified therein, the Corporation may deposit for the pro rata benefit of the holders of the shares of Class C Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Class C Redemption Price. Any interest accrued on funds so deposited pursuant to this Section 9.5.6 shall be paid from time to time to the Corporation for its own account. Upon the deposit of funds pursuant to this Section 9.5.6 in respect of shares of Class C Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Class C Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Class C Redemption Price therefor, without interest.

                  9.5.7. When shares are redeemed pursuant to this Section 9, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the Corporation legally available for such redemption, (ii) such redemption would not violate any covenants of the Corporation to any lender to the Corporation or its Subsidiaries, (iii) such redemption would not violate the terms of any management or shareholder agreement to which the Corporation is party, and (iv) with respect to a redemption pursuant to Section 9.5.2, all shares of Class D Preferred Stock shall have been redeemed or are otherwise no longer outstanding.

      10. Class D Preferred Stock. The express terms and conditions of the shares classified and designated as Class D Preferred Stock, no par value, of the Corporation are as follows:

            10.1. Designation and Number of Shares of Class D Preferred Stock. The designation of the series of preferred stock in this Section 10 is Class D Preferred Stock and the number of shares of such series is 75,000 shares having a stated value per share equal to $450.00 (the "Class D Preferred Stock Stated Value"). The Class D Preferred Stock shall rank senior with respect to payment of dividends, distributions, redemptions and distributions upon Liquidation to all other shares of capital stock of the Corporation including the Common Stock and the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock.

            10.2. Dividends with Respect to Class D Preferred Stock.

                  10.2.1. The holder of each share of Class D Preferred Stock shall be entitled to receive, when, as and if declared by the Board or Directors, preferential, cumulative, dividends in cash, which dividends shall be cumulative and shall accrue from the Issue Date, in an amount equal to ten percent (10%) of the Class D Preferred Stock Stated Value per share per year, provided that from the period from June 30, 2001 until the Past Due Interest on the Notes is paid, dividends shall accrue in an amount equal to four (4%) of the Class D Preferred Stock Stated Value per share per year. Dividends shall accrue daily whether or not declared and whether or not funds are legally available therefor. If such dividends are not paid within ninety (90) days after the end of the Corporation's fiscal quarter, such dividends shall accrue additional dividends from the last day of such fiscal quarter at the same rate per annum. Whenever dividends are payable pursuant to this Section 10, dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends, (ii) the payment of such dividend would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) the payment of such dividend would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                  10.2.2. If, in any dividend period or periods, full dividends (whether past or current) upon the outstanding shares of Class D Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the shares of Class D Preferred Stock through the payment date for such dividends are declared and paid on each share of Class D Preferred Stock, no dividends shall be declared or paid or set apart for payment upon any class or series of the Corporation's capital stock authorized, created or designated after the Effective Time which does not expressly provide that it ranks senior to or on a parity with the Class D Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such stock. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then outstanding shares of Class D Preferred Stock, the aggregate payment to all holders of shares of Class D Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Class D Preferred Stock.

                  10.2.3. Holders of the Class D Preferred Stock shall not, solely as a result of such holders' ownership of such Class D Preferred Stock, be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class.

            10.3. Liquidation Preference with Respect to Class D Preferred
Stock.

                  10.3.1. Following any Liquidation, no distribution of any of the assets of the Corporation shall be made to the holders of (i) any other class or series of the Corporation's capital stock or (ii) any class or series of the Corporation's capital stock authorized, created or designated after the Effective Time which does not expressly provide that it ranks senior to or on a parity with the Class D Preferred Stock as to the payment of dividends, distributions, redemptions and distributions upon Liquidation by reason of their ownership thereof unless and until the holders of Class D Preferred Stock shall have received out of the assets of the Corporation legally available for distributions to its shareholders, an amount per share equal to the sum of the Class D Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, to the date of payment, (the "Class D Liquidation Preference") for each share of Class D Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class D Preferred Stock the full amount of the Class D Liquidation Preference, the holders of shares of Class D Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class D Preferred Stock holders.

                  10.3.2. In the event of any Liquidation, after payment shall have been made to the holders of shares of Class D Preferred Stock of the amounts described in Section 10.3.1 and Section 10.3.2 hereof, the holders of shares of Class D Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                  10.3.3. The sale or other disposition (other than by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation (or its shareholders)) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

            10.4. Voting Rights with Respect to Class D Preferred Stock. The holders of shares of Class D Preferred Stock shall have the right to vote on all matters as to which holders of the Common Stock shall be entitled to vote (at the rate of one vote per share), in the same manner and with the same effect as such holders of shares of Common Stock, voting together with the holders of shares of Common Stock, Class A Preferred Stock and Class B Preferred Stock as one voting group. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class D Preferred Stock as a separate class, the Corporation shall not,

                  10.4.1. after the Effective Date, in any manner authorize, create or issue (x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class D Preferred Stock (other than such shares of Class D Preferred Stock issued as dividends hereunder) or (B) in any manner adversely affects the holders of the Class D Preferred Stock, or (y) any additional shares of capital stock or any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of capital stock having any priority over or parity with or otherwise adversely affecting the holders of the Class D Preferred Stock;

                  10.4.2. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class D Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class D Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value or Class D Preferred Stock Stated Value of the shares of the Class D Preferred Stock; or

                  10.4.3. reclassify the shares of any (a) Common Stock, (b) class or series of the Corporation's capital stock authorized, created or designated after the Effective Date or (c) Class A Preferred Stock, Class B Preferred Stock or Class C Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class D Preferred Stock or (B) which in any manner adversely affects the holders of the Class D Preferred Stock.

            10.5. Redemptions with Respect to Class D Preferred Stock.

                  10.5.1. At any time and from time to time after the Redemption Allowance Date at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice of such a redemption to be effected on or after the Redemption Allowance Date, the Corporation may redeem all or any portion of the Class D Preferred Stock then outstanding. For each share of Class D Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 10.5.1, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class D Liquidation Preference (for purposes of this Section, the "Class D Redemption Price").

                  10.5.2. At any time and from time to time after a Redemption Allowance Date, at the option of a holder of the Class D Preferred Stock and upon thirty (30) days prior delivery of written notice by the holder to the Corporation of redemption to be effected on or after such date, such holder may require the Corporation to redeem all or any portion of the shares of Class D Preferred Stock held by such holder. For each share of Class D Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 10.5.2, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class D Redemption Price.

                  10.5.3. If the funds of the Corporation legally available for redemption pursuant to Section 10.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to Section 10.5.2 those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class D Preferred Stock, in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time thereafter, until all shares of Class D Preferred Stock which the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class D Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class D Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Class D Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem. Notwithstanding the foregoing, in connection with any Liquidation, any redemption payments owing to holders of Class D Preferred Stock shall be paid in full before payments shall be made to holders of Class A Preferred Stock pursuant to Section 7.5 and Class B Preferred Stock pursuant to Section 8.5 and Class C Preferred Stock pursuant to Section 9.5.

                  10.5.4. Notwithstanding the fact that a written notice of redemption is given, all rights of the redeeming holder with respect to shares of Class D Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class D Redemption Price therefor is paid (such payment being a continuing obligation of the Corporation).

                  10.5.5. At any time after notice of redemption pursuant to
Section 10.2.1 or Section 10.2.2 hereof shall have been mailed and before the redemption date specified therein, the Corporation may deposit for the pro rata benefit of the holders of the shares of Class D Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500,000,000. Any monies so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Class D Redemption Price. Any interest accrued on funds so deposited pursuant to this Section 10.5.5 shall be paid from time to time to the Corporation for its own account. Upon the deposit of funds pursuant to this Section 10.5.5 in respect of shares of Class D Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the redemption date, and all rights of the holders of the shares of Class D Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Class D Redemption Price therefor, without interest.

                  10.5.6. When shares are redeemed pursuant to this Section 10, such redemption shall only occur to the extent that (i) there shall be sufficient funds of the

Corporation legally available for such redemption, (ii) such redemption would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) such redemption would not violate the terms of any management or shareholders agreement to which the Corporation is a party.

            10.6. Conversion Rights. Upon an Event of Conversion, each and every share of Class D Preferred Stock then outstanding (other than those shares being redeemed), by virtue of, and simultaneously with the occurrence of a Qualified Public Offering and without any additional action on the part of the holder thereof, be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as is equal to (x) the sum of (A) the Class D Preferred Stock Stated Value plus (B) all accrued but unpaid dividends, if any, payable with respect to such shares of Class D Preferred Stock up to and including the Conversion Date divided by (y) the Conversion Price.

                  10.6.1. Conversion shall be deemed to have been effected with respect to conversion under this Section 10.6 on the Conversion Date. Simultaneous with the conversion being effected, the shares of Class D Preferred Stock so converted shall no longer be deemed outstanding, shall be canceled and shall not be subject to reissuance by the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to the record locations of each of the holders (or upon the written order of a holder, at the place designated by such holder), a certificate or certificates for the number of full shares of Common Stock to which each respective holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 10.6.3 hereof, payable with respect to the shares of Class D Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                  10.6.2. No fractional shares of Common Stock shall be issued upon conversion of shares of Class D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class D Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Conversion Price of a share of Class D Preferred Stock multiplied by such fractional interest. Holders of fractional interests shall not be entitled to dividends in respect of such fractional interests, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                  10.6.3. The Corporation shall pay all documentary, stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class D Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class D Preferred Stock in respect of which such shares are being issued.

                  10.6.4. The holders of shares of the Class D Preferred Stock by vote of sixty percent (60%) of the aggregate outstanding shares of Class D Preferred Stock, voting together as a single voting group, shall have the right to amend the Corporation's Charter for the sole purpose of authorizing sufficient additional shares of Common Stock to effect the conversions under this Section 10.6. The additional shares, when so authorized, shall be reserved by the Corporation for the purpose of effecting such conversions and shall be free of preemptive rights.

                  10.6.5. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

      11. Limitation of Liability. Directors of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Section 11 shall not eliminate liability of a director for (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; or (iii) unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act. If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or by such other Tennessee law, as so enacted. Any repeal or modification of this Section 11 or subsequent amendment of the Tennessee Business Corporation Act or enactment of other applicable Tennessee law shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification, amendment or enactment.

      12. Adoption. This amended and restated charter was adopted by unanimous written consent of the Board of Directors and Shareholders of the Corporation dated August 7, 2000. This charter replaces and supersedes the original charter of the Corporation filed with the Tennessee Secretary of State and all amendments thereto.

      13. Corporation for Profit. The Corporation is for profit.

Dated: August 8, 2000


                                       By: /s/ Robert E. Alderson
                                          -------------------------------------
                                       Title: President


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